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Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Michael V. Lewis certify that:

        1.     I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of RealD Inc. as filed with the Securities and Exchange Commission on June 11, 2015; and

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 29, 2015	/s/ MICHAEL V. LEWIS Michael V. Lewis Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

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  Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002